                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant

Check the appropriate box:

    [ ]  Preliminary proxy statement
    [X]  Definitive proxy statement
    [ ]  Definitive additional materials
    [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              UNIPHASE CORPORATION
                (Name of Registrant as Specified in Its Charter)

                              UNIPHASE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act
         Rules 14a-6(i)(2) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total Fee paid:

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the filing by registration statement number, or the form or schedule and the date of its filing.

                                      LOGO

                              UNIPHASE CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 16, 1997

                            ------------------------

     The Special Meeting of Stockholders of Uniphase Corporation, a Delaware corporation (the "Company") will be held at the Company's corporate headquarters at 210 Baypointe Parkway, San Jose, California 95134, on Wednesday, October 16, 1997, at 9:30 A.M., Pacific Time, for the purpose of considering and acting upon the following:

     1. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 20,000,000 to 50,000,000.

     2. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on September 2, 1997 as the record date for determining the stockholders having the right to notice of and to vote at the special meeting.

                                   By order of the Board of Directors
                                   LOGO
                                   Danny E. Pettit
                                   Secretary

San Jose, California
September 15, 1997

IMPORTANT: EVERY STOCKHOLDER WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE SPECIAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                              UNIPHASE CORPORATION

                            ------------------------

                                PROXY STATEMENT
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 16, 1997

                            ------------------------

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Uniphase Corporation (the "Company") to be used at a Special Meeting of Stockholders (the "Special Meeting") to be held at 9:30 A.M. Pacific Time on October 16, 1997, for the purpose set forth in the Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying proxy were mailed to stockholders on or about September 16, 1997.

                      VOTING, VOTE REQUIRED AND REVOCATION

     Each stockholder is entitled to one vote for each share of Common Stock owned. Approval of the proposed amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") requires the affirmative vote of a majority of all outstanding shares of Common Stock of the Company, par value $.001 per share ("Common Stock"). Stockholders of record at the close of business on September 2, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 17,172,893 shares of Common Stock were issued and outstanding, and no shares of the Company's Preferred Stock were outstanding.

     All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR the Amendment. Shares of Common Stock represented by proxies which are marked "ABSTAIN" with respect to the Amendment will have the effect of a vote against the Amendment. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and will have the effect of a vote against the Amendment.

     A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by written notice of revocation delivered to the Company (to the attention of Danny E. Pettit), and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

                                    PROPOSAL

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     In August 1997, the Board of Directors declared advisable and unanimously approved the Amendment to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 20,000,000 to 50,000,000. No increase in the number of shares of Preferred Stock of the Company, currently 1,000,000 shares, is proposed or anticipated.

     If approved by the stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. The Amendment would change paragraph 4.1 of
Article 4 of the Company's Certificate of Incorporation to read in its entirety as follows:

          "4.1. Authorized Capital Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, 'Common Stock' and 'Preferred Stock.' The total number of shares which the Corporation is authorized to issue is fifty-one million (51,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). One million (1,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

PURPOSE AND EFFECT OF THE AMENDMENT

     As of the Record Date, of the Company's 20,000,000 authorized shares of Common Stock, 17,172,893 shares were issued and outstanding and 2,784,136 shares were subject to outstanding options granted pursuant to the Company's Amended and Restated 1993 Flexible Stock Incentive Plan and 1996 Nonqualified Stock Option Plan (together, the "Plans"). The principal purpose of the proposed Amendment is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities.

     The Company is currently contemplating conducting a public offering of shares of Common Stock prior to its Annual Meeting of Stockholders to be held on November 11, 1997, subject to market conditions and other factors, and may, prior to such offering, effect a two-for-one stock split. Such public offering will be made only by means of a prospectus and will not result in a change in control of the Company. The Company intends to use the net proceeds of such offering, if any, for general corporate purposes, including working capital, research, development and engineering expenses, capital expenditures and possible acquisitions of or investments in complementary businesses, products or technologies. Although the Company frequently reviews potential acquisition opportunities, there are no present plans, agreements or commitments with respect to any such transaction that would use such net proceeds, and the Company is not currently engaged in any negotiation with respect to any such acquisition.

     If the proposed Amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 20,000,000 to 50,000,000 shares, and approximately 30,000,000 additional shares of Common Stock will be available to effect a stock split. If a two-for-one stock split is effected, there would be approximately 10,100,000 shares available for issuance by the Board of Directors without any further stockholder approval, except in certain issuances of shares which require stockholder approval in accordance with the requirements of the Nasdaq National Market or Delaware General Corporations Law. If the Proposal is not approved, there will be insufficient authorized shares of Common Stock to conduct a public offering or effect a stock split. Other than the contemplated public offering and stock split, and stock issuances upon exercise of stock options granted under the Plans, the Company currently has no plans for issuing any of the additional shares of Common Stock.

     In determining to increase the authorized shares of Common Stock, the Board of Directors considered, among other factors, (i) that as of the Record Date, 19,957,029 shares of Common Stock were issued or subject to outstanding options granted under the Plans, thereby effectively encumbering substantially all of the 20,000,000 shares presently authorized, (ii) that there is currently insufficient authorized shares of Common Stock to support anticipated option grants in fiscal 1998 and fiscal 1999, (iii) that there is currently insufficient authorized shares of Common Stock available to raise capital and to respond to potential business opportunities and pursue important objectives, and
(iv) that on June 3, 1996, the Company effected a two-for-one stock split, and, were the Company to effect another two-for-one stock split in the future, a minimum of approximately 40,000,000 authorized shares would be required.

     There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECT

     The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares of common stock to the holders of its common stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the board of directors as not in the best interest of the company and its shareholders. Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if this Proposal is adopted, more capital stock of the Company would be available for such purposes than is currently available.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to the beneficial ownership as of June 30, 1997, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director, (iii) certain executive officers, and (iv) all directors and executive officers as a group.

                                                                     SHARES
                            NAME OF                               BENEFICIALLY   PERCENTAGE OF SHARES
                        BENEFICIAL OWNER                            OWNED(1)     BENEFICIALLY OWNED(2)
----------------------------------------------------------------  ------------   ---------------------
5% STOCKHOLDERS
  Fidelity Management & Research................................     1,140,500            6.74%
     82 Devonshire Street E15C
     Boston, MA 02109
  Denver Investment.............................................     1,108,100            6.55%
     Seventeenth Street Plaza
     1225 - 17th Street, 26th Floor
     Denver, CO 80202
  Prudential Equity Management..................................       986,700            5.83%
     751 Broad Street
     Newark, NJ 07102-3777
  Kopp Investment Advisors......................................       968,362            5.72%
     7701 France Ave. South, Suite 500
     Edina, MN 55435
  Pilgrim Baxter Grieg & Associates.............................       959,100            5.67%
     1255 Drummers Lane
     Wayne, PA 19087-1590
  Chancellor Capital Management.................................       886,100            5.24%
     1166 Avenue of the Americas
     New York, NY 10036
OFFICERS AND DIRECTORS
  Kevin N. Kalkhoven(3).........................................       413,477               *
  Danny E. Pettit(4)............................................       114,443               *
  John M. Scott(5)..............................................        47,891               *
  Ian Jenks(6)..................................................         6,843               *
  R. Clark Harris(7)............................................        38,141               *
  William B. Bridges, Ph.D.(8)..................................        40,074               *
  Robert Fink(9)................................................         5,000               *
  Catherine P. Lego(10).........................................        45,626               *
  Stephen C. Johnson(11)........................................        59,450               *
  Anthony R. Muller(12).........................................        51,522               *
  Wilson Sibbett, Ph.D.(13).....................................         5,000               *
  Casimir Skrzypczak(14)........................................           556               *
  All officers and directors as a group (11 persons)(15)........       828,023               *

---------------

  *  Less than 5%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Percentage of ownership is based on 16,921,967 shares of Common Stock outstanding on June 30, 1997.

                                              (footnotes continued on next page)

 (3) Includes 389,858 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

 (4) Includes 97,751 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997 and 10,995 shares held by Kelly A. Pettit, Mr. Pettit's spouse.

 (5) Includes 29,616 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

 (6) Includes 6,500 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

 (7) Includes 35,508 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

 (8) Includes 9,126 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

 (9) Includes 5,000 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

(10) Includes 45,626 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

(11) Includes 13,126 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

(12) Includes 7,126 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997 and 2,380 shares held by Lesley Muller, Mr. Muller's daughter.

(13) Includes 5,000 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

(14) Includes 556 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

(15) Includes 644,793 shares subject to stock options currently exercisable or exercisable on or before August 30, 1997.

                                 MISCELLANEOUS

OTHER MATTERS

     Management knows of no matters other than the foregoing to be brought before the Special Meeting. If such other matters properly come before the meeting, or any adjournment thereof, the proxies named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

SOLICITATION OF PROXIES

     The entire cost of solicitation of proxies will be borne by the Company. The Company has retained D.F. King & Company, a proxy solicitation firm, to solicit proxies and expects the fee paid to such firm would be approximately $4,500. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without extra compensation by telephone, telegraph, mail or personal interview. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Stock.

STOCKHOLDER PROPOSAL FOR 1998 ANNUAL MEETING

     Any stockholder who wishes to present a proposal for action at the 1998 Annual Meeting of Stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than June 8, 1998 in such form as required under the rules and regulations promulgated by the Securities and Exchange Commission.

     EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE SPECIAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                          By order of the Board of Directors
                                          LOGO
                                          Danny E. Pettit
                                          Secretary

San Jose, California
September 15, 1997

                          [FORM OF FRONT OF PROXY CARD]

                                      PROXY

                              UNIPHASE CORPORATION


                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING ON OCTOBER 16, 1997.

        The undersigned hereby appoints Kevin N. Kalkhoven and Danny E. Pettit and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders of Uniphase Corporation to be held on October 16, 1997 at 9:30 a.m. Pacific Time and at any postponement(s) thereof to vote all shares of Common Stock of the Company held or owned by the undersigned as indicated on the proposal as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

               ---------------------------------------------------

1.      The approval of the amendment to the Certificate of Incorporation.

               [ ] FOR         [ ] WITHHELD         [ ]  ABSTAIN


                          (continued on reverse side)


        The shares represented by this proxy will be voted as directed or if no direction is indicated, will be voted FOR the proposal.

        The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Special Meeting.


Date:                          , 1997
     --------------------------

Signature of Stockholder:
                         -------------------------------------------------------


DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. EACH JOINT TENANT MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, ETC., GIVE FULL TITLE. IF SIGNER IS A CORPORATION, SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER.